UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------
                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)   October 14, 2005
                                                -------------------------------

                       Cherokee International Corporation
-------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

      Delaware                         000-50593                95-4745032
-------------------------------------------------------------------------------
(State or other jurisdiction    (Commission File Number)    (IRS Employer
  of incorporation)                                         Identification No.)

2841 Dow Avenue, Tustin, California                                92780
-------------------------------------------------------------------------------
  (Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code    (714) 544-6665
                                                   ----------------------------

                                Not Applicable
-------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement.

As described in Item 5.02 below, on October 14, 2005, Cherokee International Corporation (the "Company") named Mr. Linster (Lin) W. Fox to the position of Executive Vice President of Finance, Chief Financial Officer and Secretary. Mr. Fox will assume his responsibilities with the Company effective as of October 31, 2005. Mr. Fox will receive an annual salary of $200,000. In addition, the Company will grant Mr. Fox an option to purchase 100,000 shares of common stock, par value $0.001 per share (the "Common Stock"), of the Company. The option will have a per share exercise price equal to the price per share of the Common Stock as reported on the Nasdaq National Market as of the close of trading on November 14, 2005, and will vest in four equal annual installments commencing on the anniversary of the date of the grant.

Mr. Fox will also be eligible to receive a bonus pursuant to the terms and conditions of the Company's 2006 cash incentive compensation program. The program will tie bonus compensation payable for 2006 to the achievement of certain performance targets, to be determined by the Company's Board of Directors at a later date. Performance will be calculated at the end of the Company's fiscal year 2006, and any bonus payments will be made early in 2007. Mr. Fox will be eligible for a maximum bonus of 92.5% of his base salary, although the actual amount payable will vary based on certain performance metrics.

In addition, on October 14, 2005, the Company entered into a severance agreement with Mr. Fox which provides that, in the event the Company terminates Mr. Fox's employment without "cause" (as such term is defined in the agreement), the Company will be obligated to make a severance payment to Mr. Fox in an amount equal to his annual base salary then in effect.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 14, 2005, the Company appointed Mr. Linster (Lin) W. Fox to the position of Executive Vice President of Finance, Chief Financial Officer and Secretary. Mr. Fox will assume his responsibilities with the Company effective as of October 31, 2005. A copy of the Company's press release regarding Mr. Fox's appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Prior to joining the Company, Mr. Fox, 56, worked at Anacomp, Inc., an international document management and multi-vendor services company, where he had been Executive Vice President and Chief Financial Officer since November 2000. Prior to that, Mr. Fox was Senior Vice President and Corporate Controller at Anacomp.

Mr. Fox also previously served in a variety of financial management roles as Vice President in Anacomp's corporate finance, international, technical services, engineering and manufacturing organizations. Prior to Anacomp, Mr. Fox worked for DatagraphiX Inc., a designer and manufacturer of high end computer output devices with sales and service organizations around the world. There he held several financial management positions, including a five-year assignment in the U.K. as Director of Finance with their European operations.

Prior to DatagraphiX Inc., Mr. Fox worked in public accounting in Washington D.C. with what is now PricewaterhouseCoopers. His clients included public, commercial and international companies. Mr. Fox is a Certified Public Accountant and holds a B.S.B.A. degree from Georgetown University.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits.

(c)  Exhibits.

     10.1 Letter Agreement, dated as of October 14, 2005, by and between Linster W. Fox and Cherokee International Corporation.

     10.2 Severance Agreement, dated as of October 14, 2005, by and between Linster W. Fox and Cherokee International Corporation.

     99.1 Press Release dated October 31, 2005.

                                   Signature

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          CHEROKEE INTERNATIONAL CORPORATION


Date: October 31, 2005                    By: /s/ Jeffrey Frank
                                              -------------------------------
                                              Name:  Jeffrey Frank
                                              Title: President and Chief
                                                     Executive Officer